Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-269152 and No. 333-261604) on Form 8-K/A of our report dated August 30, 2023, with respect to the Statement of Revenues and Direct Operating Expenses for the Oil and Natural Gas Assets of SN EF Maverick, LLC (“SN Maverick”) and Mesquite Comanche Holdings, LLC (“MCOM”).

/s/ KPMG LLP Houston, Texas
September 5, 2023